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               [LETTERHEAD OF BAYH, CONNAUGHTON & MALONE, P.C.]




Board of Directors
First Federal Savings and Loan Association
 of Cullman
325 Second Street, S.E.
Cullman, Alabama 35055

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion on Form AC filed by First Federal Savings and Loan Association of Cullman, and the Registration Statement of Southern Community Bancshares, Inc., Form SB-2 and any amendment thereto; and to the reference to our firm name under the caption "Legal Matters" in the Prospectus which is included in Form AC and Form SB-2 and any amendment thereto. We also consent to the inclusion of, summary of and references to our legal opinions concerning legal and tax matters in such filings including the Prospectus of Southern Community Bancshares, Inc.

                                        Very truly yours,

                                        /s/  Bayh, Connaughton & Malone, P.C.
                                        -------------------------------------
                                        Bayh, Connaughton & Malone, P.C.




Washington, D.C.

November 7, 1996